Exhibit 2.1

ASSET PURCHASE AGREEMENT

BY AND AMONG

COMMERCE CLOTHING COMPANY LLC,

HUBERT GUEZ,

215 GZ PARTNERS,

GUEZ LIVING TRUST DATED DECEMBER 6, 1996,

GRIFFIN JAMES ARON GUEZ IRREVOCABLE TRUST DATED JANUARY 1, 1996,

STEPHAN AVNER FELIX GUEZ IRREVOCABLE TRUST DATED JANUARY 1, 1996,

AND

CYGNE DESIGNS, INC.

Dated July 31, 2005

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

-iii-

INDEX OF DEFINED TERMS

Section
Acquired Business	Recitals
Acquired Business Balance Sheet	3.6
Acquired Business Employee Plan	3.15
Acquired Business Financial Statements	3.4
Affiliate	9.3(a)
Agreement	Preamble
Assets	1.1
Assumed Liabilities	1.3
Assumption Agreement	2.3(d)
Audited Financial Statements	3.4
Bill of Sale	2.2(a)
Cash Portion	2.3(c)
Certificate of Incorporation	5.3
Closing	2.1
Closing Date	2.1
Code	9.3(b)
Commerce	Preamble
Commerce Agreements	3.12
Commerce Disclosure Schedule	Article III
Commerce Employee Plan	9.3(c)
Commerce Permits	3.17
Confidential Information	6.2(b)
Confidentiality Agreement	6.2(a)
Contract	9.3(d)
Cygne	Preamble
Cygne Balance Sheet	5.5
Cygne Common Stock	5.3
Cygne Employee Plans	6.9(d)
Cygne Financial Statements	5.4
Cygne Group	5.4
Cygne Leased Real Property	5.10(c)
Cygne SEC Filings	5.4
Cygne Stock	2.3(b)
Cygne’s 401(k) Plan	6.9(d)
Damages	6.12(b)
Deferred Purchase Price	2.4
Distribution Agreement	7.1(k)
Employment Transition Date	6.9(d)
Employment Transition Period	6.9(d)
Equipment	1.1(a)
ERISA	1.4(g)
ERISA Affiliate	9.3(c)
Exchange Act	5.4
Excluded Assets	1.2
GAAP	3.4

-iv-

INDEX OF DEFINED TERMS

(continued)

Section
Governmental Entity	3.2
Guez	Preamble
Hired Employee	6.9(b)
Indebtedness	9.3(e)
Indemnified Persons	6.18(b)
Indemnifying Parties	6.18(d)(i)
Intellectual Property	9.3(f)
knowledge	9.3(g)
Legal Provisions	3.18
Liens	3.2
material	9.3(h)
Material Adverse Effect	9.3(i)
Members	Preamble
Milberg Factors	7.1(i)
Permitted Liens	3.13(a)
Person	9.3(j)
Plan	6.12
Proceeding	3.7
Promissory Note	2.3(a)
Purchase Price	1.5
Purchased Intellectual Property	1.1(g)
Real Property Laws	3.13(e)
Registration Rights Agreement	7.2(b)
Restrictive Covenant Agreement	7.1(f)
Retained Liabilities	1.4
SEC	5.4
Security Agreement	7.2(e)
Showroom Leases	3.13(d)
Showroom Leases Deposit	7.1(h)
Showrooms	9.3(k)
Subsidiary	9.3(l)
Supply Agreement	7.1(d)
Tax(es)	3.14(a)(i)
Tax Returns	3.14(a)(ii)
Third Party Claim	6.18(b)
Transaction Documents	9.3(m)
Transfer Restriction Agreement	7.1(e)
Trial Balance	3.4
Unaudited Financial Statements	3.4

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ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated July 31, 2005, by and among Commerce Clothing Company LLC, a California limited liability company (“Commerce”), Hubert Guez (“Guez”), 215 GZ Partners, Guez Living Trust dated December 6, 1996, Griffin James Aron Guez Irrevocable Trust dated January 1 1996, Stephan Avner Felix Guez Irrevocable Trust dated January 1, 1996 (together with Guez, the “Members”), and Cygne Designs, Inc., a Delaware corporation (“Cygne”).

RECITALS:

WHEREAS, Commerce and its subsidiaries are engaged in the sale, distribution, design and manufacturing of branded and private label denim clothing;

WHEREAS, the Members own all of the membership interests of Commerce;

WHEREAS, Commerce desires to sell, and Cygne desires to purchase, certain assets, properties and rights of Commerce used in its sale and distribution of branded and private label denim clothing (but not in other businesses conducted by Commerce and its subsidiaries) (the “Acquired Business”), subject to the assumption by Cygne of certain liabilities and obligations of Commerce relating to such Acquired Business, upon the terms and subject to the limitations and conditions hereinafter set forth; and

WHEREAS, the parties anticipate that Commerce and its subsidiaries will continue to conduct their other businesses after the consummation of the sale of the Acquired Business as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Sale and Transfer of the Assets. Subject to and upon the terms and conditions of this Agreement, Commerce hereby agrees to sell, convey, transfer, assign and deliver to Cygne all of Commerce’s right, title and interest in and to all of the following assets (except for the Excluded Assets) of Commerce used in the operation of the Acquired Business, wherever such assets are located, consistent with the terms and conditions of this Agreement (collectively, the “Assets”):

(a) all tangible personal property, including, without limitation, all furniture, fixtures, office supplies, equipment, and other items of personal property owned or leased by Commerce, located at the Showrooms and used in connection with the Acquired Business except as included in the Excluded Assets (collectively, the “Equipment”);

(b) all open purchase orders of the Acquired Business, excluding any finished goods, work in process, raw materials or other inventories directly associated with such open purchase orders;

(c) the Showroom Leases;

(d) the Commerce Agreements listed on Section 1.1(d) of the Commerce Disclosure Schedule and the right to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such agreements, which Commerce Agreements specifically exclude any Commerce Agreement relating to Indebtedness or any Commerce Agreement included in the Excluded Assets;

(e) to the extent permitted by applicable law and the applicable Governmental Entity, all licenses, Commerce Permits, approvals and authorizations by any Governmental Entity relating to the Acquired Business and/or the Showroom;

(f) all books and records (other than Tax records not related to the Acquired Business) or portions thereof relating to and necessary for the operation of the Acquired Business, employment records related to the period of time in which Commerce employees were employed by Commerce in connection with the Acquired Business, and such other records, files and all other information and/or data related to or used by Commerce in connection with the Assets and the operation of the Acquired Business;

(g) all rights of Commerce in and to Intellectual Property, including, but not limited to, the Intellectual Property listed on Section 3.9 of the Commerce Disclosure Schedule (the “Purchased Intellectual Property”) and all goodwill appurtenant thereto; and

(h) all operating data and records of Commerce relating to the Acquired Business, including, without limitation, customer lists and records, purchasing materials and records, vendor lists, numbers and records, correspondence and other similar documents and records.

Section 1.2 Excluded Assets. Notwithstanding anything to the contrary contained in Section 1.1 hereof, the Assets shall not include, with respect to Commerce, (i) any cash, cash equivalents and bank accounts; (ii) any accounts receivable arising from goods delivered prior to the date hereof; (iii) any prepaid expenses arising from the conduct of the Acquired Business; (iv) any deposits as reflected in the Acquired Business Balance Sheet or made since the date of the Acquired Business Balance Sheet (other than the Showroom Lease Deposits, if the Showroom Leases are assigned to Cygne or its designee); (v) any finished goods, work in process, raw materials or other inventories of Commerce; (vi) stock or other equity interest in any subsidiary, corporation or other legal entity; (vii) Commerce’s franchise to be a limited liability company, organizational documents, minute books and ownership transfer books, (viii) any other asset listed on Schedule 1.2 hereto; and (ix) all rights under this Agreement (collectively, the “Excluded Assets”).

Section 1.3 Assumption of Liabilities. Subject to the terms and conditions set forth herein, at the Closing, Cygne shall assume and agree to pay, honor and discharge when due (i) any and all liabilities, obligations and commitments arising after the Closing under the

Commerce Agreements included in the Assets (including the Showroom Leases, if assigned to Cygne or its designee as provided in Section 7.1(h), but not including any liability, commitment or obligation or breach thereof occurring prior to the Closing Date and (ii) any liability or obligation arising from the operation of the Acquired Business, ownership of the Assets or Showroom Leases after the date hereof, including, without limitation, any action or inaction after the date hereof (such liabilities being referred to herein as the “Assumed Liabilities”).

Section 1.4 Retained Liabilities. Notwithstanding the provisions of Section 1.3 or any other provision hereof or any Schedule or Exhibit hereto and regardless of any disclosure to Cygne, it is understood and agreed that Cygne is not hereby assuming any liabilities, obligations or commitments of Commerce arising out of the conduct of the Acquired Business or otherwise prior to the date hereof other than the Assumed Liabilities (such liabilities being referred to herein as the “Retained Liabilities”). In addition, anything contained in this Agreement to the contrary notwithstanding, the Assumed Liabilities do not include and, accordingly, the Retained Liabilities include, without limitation, with respect to Commerce, the following liabilities:

(a) any liabilities arising out of the operation by Commerce or its subsidiaries of businesses other than the Acquired Business;

(b) any Indebtedness;

(c) any liability for the failure to comply with the bulk sales laws of any jurisdiction, except any such liability arising out of the failure of Cygne to pay any Assumed Liability;

(d) any fees and expenses incurred by Commerce or any Member in connection with negotiating, preparing, closing and carrying out this Agreement and the transactions contemplated hereby, including, without limitation, the fees and expenses of attorneys, investment bankers, finders, brokers, accountants and consultants, and all fees, expenses and other costs related to obtaining the sublease or assignment of the Showroom Leases to Cygne (or its designee) required hereunder;

(e) any liability or obligation under or in connection with the Excluded Assets;

(f) any liability or obligation for Taxes, whether or not accrued, assessed or currently due and payable, including, without limitation, any Taxes (i) of Commerce, whether or not they relate to the Acquired Business, (ii) arising from the operation of the Acquired Business or the ownership of the Assets for any Tax period (or portion thereof) ending on or prior to the date hereof or (iii) arising out of the consummation of the transactions contemplated hereby (for purposes of this Section 1.4(f), all real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Assets for a Tax period that includes (but does not end on) the date hereof shall be apportioned between Commerce and Cygne based upon the number of days of such period included in the Tax period before (and including) the date hereof and the number of days of such Tax period after the date hereof);

(g) any liability or obligation of any Member, Commerce or ERISA Affiliate (i) under or in connection with Commerce Employee Plans or any other employee benefit plan,

program or arrangement with respect to which Commerce or an ERISA Affiliate has any liability or potential liability, including (A) liability for complete or partial withdrawals under any multiemployer plan (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) pursuant to Section 4203 or 4205 of ERISA, respectively; (B) liability to the Pension Benefit Guaranty Corporation, including liability for premiums and terminations; (C) liability under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA; or (D) liability arising under Section 412 of the Code or Section 302(a)(2) of ERISA; (ii) arising under any collective bargaining agreement; (iii) for retiree medical or other retiree welfare benefits; and (iv) with respect to any current or former employee, director, shareholder, agent, independent contractor of Commerce or any ERISA Affiliate, including, without limitation, liability for salaries, wages, bonuses, vacation, sick pay or severance pay;

(h) any Proceeding, whether or not pending or threatened on the date hereof, to the extent such Proceeding relates to periods prior to the date hereof (including, without limitation, any liability or obligation arising from the litigation referenced in Item 2 of Schedule 3.7 to the Commerce Disclosure Schedule);

(i) any violation of any Legal Provisions occurring on or prior to the date hereof; and

(j) any liability or obligation arising from the operation of the Acquired Business, ownership of the Assets or the Showroom Leases through and including the date hereof, or arising out of the consummation of the transactions contemplated hereby (including, without limitation, the sale of the Assets pursuant hereto), including, without limitation, environmental remediation costs and liabilities and obligations arising out of transactions entered into prior to the date hereof (including, without limitation, liabilities or obligations arising out of any breach by Commerce of any provision of any Commerce Agreement included in the Assets, including, without limitation, liabilities or obligations arising out of Commerce’s failure to perform as required under any Commerce Agreement in accordance with its terms prior to the Closing), any action or inaction prior to the date hereof or any state of facts existing prior to the date hereof (regardless of when asserted) not expressly assumed by Cygne pursuant to this Agreement.

Section 1.5 Purchase Price. The aggregate purchase price to be paid by Cygne for the Assets (the “Purchase Price”) shall consist of (a) the Promissory Note, (b) Cygne Stock, (c) the Cash Portion, (d) the Deferred Purchase Price and (e) the assumption of the Assumed Liabilities.

Section 1.6 Allocation. Schedule 1.6 sets forth an allocation of the Purchase Price (and all other capitalized costs) among the Assets in accordance with Section 1060 of the Code and the Treasury regulations thereunder (and any similar provision of state, local or foreign law, as appropriate). Cygne, Commerce and their respective Affiliates shall report, act and file Tax Returns (including, without limitation, IRS Forms 8594) in all respects and for all purposes consistent with Schedule 1.6. None of Cygne, Commerce or any Member shall take any position (whether in audits, Tax Returns or otherwise) which is inconsistent with such allocation unless required to do so by applicable Legal Provisions.

Section 1.7 Consent of Third Parties. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Asset (including, without limitation, any Commerce Agreement or any interest of Commerce in any Commerce Permit) or any claim or right or any benefit arising thereunder or resulting therefrom if such assignment, without the consent of a third party thereto, would constitute a breach or other contravention of such Asset or in any way adversely affect the rights of Cygne thereunder. Each of Commerce, the Members and Cygne will use their best efforts (but without any payment of money or incurrence of any additional liability by them except to the extent the terms of any Commerce Agreement requires Commerce to pay or incur any costs in connection with an assignment of such agreement, in which case Commerce shall pay such costs) to obtain the consent of the other parties to any such Asset or any claim or right or any benefit arising thereunder for the assignment thereof to Cygne as Cygne may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Cygne thereunder so that Cygne would not in fact receive all such rights, Commerce and Cygne will cooperate in a mutually agreeable arrangement, including sub-contracting, sub-licensing or sub-leasing to Cygne, designed to provide Cygne after the Closing with the benefits intended to be assigned to Cygne with respect to the underlying Asset, including in the case of any Asset that is a Commerce Agreement, enforcement of rights thereunder at the cost and for the account of Cygne, and, provided Cygne receives all such benefits, Cygne shall pay or satisfy any liabilities with respect to such Commerce Agreement as and when they are due, to the extent Cygne would have been responsible therefor hereunder if such consent or approval had been obtained. Nothing in this Section 1.7 shall be deemed a waiver by Cygne of its right to have received on or before the Closing an effective assignment of all the Assets, nor shall this Section 1.7 be deemed to constitute an agreement to exclude from the Assets any assets described in Section 1.1.

Section 1.8 Bulk Sales Compliance. Cygne acknowledges that Commerce will not comply with the provisions of any bulk sales laws (or similar laws) of any state in connection with the transactions contemplated by this Agreement.

ARTICLE II

CLOSING

Section 2.1 Closing Time and Place. The closing of the purchase and sale of the Assets (the “Closing”) shall take place at 10:00 a.m., New York time, on the date hereof at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, or by exchange of signature pages to the Transaction Documents, as mutually agreed upon by the parties. The date on which the Closing occurs is referred to herein as the “Closing Date.” Notwithstanding the foregoing, the transactions completed on the Closing Date shall be effective as of July 31, 2005.

Section 2.2 Closing Deliveries by Commerce. At the Closing, Commerce shall deliver or cause to be delivered to Cygne:

(a) a bill of sale and assignment in the form of Exhibit 2.2(a) (the “Bill of Sale”);

(b) such other instruments of transfer and documents as Cygne may reasonably request.; and

(c) all certificates and other documents required to be delivered at the Closing pursuant to Section 7.1.

Section 2.3 Closing Deliveries by Cygne. At the Closing, Cygne shall deliver or cause to be delivered:

(a) to Commerce a secured subordinated promissory note from Cygne in the principal amount of Forty Seven Million Five Hundred Thousand Dollars ($47,500,000), such promissory note payable to the order of Commerce and in the form attached hereto as Exhibit 2.3(a) (the “Promissory Note”);

(b) to Commerce multiple stock certificates (as designated by Commerce) representing Ten Million Five Hundred Thousand (10,500,000) shares of Cygne Common Stock in the aggregate (the shares of Cygne Common Stock represented by such certificates, collectively, “Cygne Stock”);

(c) to Commerce, Two Million Dollars ($2,000,000) (the “Cash Portion”) by certified check or wire transfer;

(d) an instrument of assumption of the Assumed Liabilities, in the form of Exhibit 2.3(d) (the “Assumption Agreement”); and

(e) all certificates and other documents required to be delivered at the Closing pursuant to Section 7.2.

Section 2.4 Deferred Purchase Price. In addition to the Cash Portion, Cygne shall pay to Commerce, as part of the Purchase Price, an aggregate of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) (the “Deferred Purchase Price”). The Deferred Purchase Price shall be payable in seven monthly installments of Two Hundred Fifty Thousand Dollars ($250,000) each, without interest, on the last day of each month commencing with the first month following the month in which the Closing occurs. With respect only to the first through fifth installments of such monthly payments, to the extent that the Board of Directors of Cygne determines in its good faith sole discretion that any or all of such first through fifth installments of such monthly payments of the Deferred Purchase Price will adversely affect the business or financial condition of Cygne and its subsidiaries, Cygne shall be entitled to such payment (or payments) until such time as the Board of Directors of Cygne determines in its good faith sole discretion that Cygne can make such payment (or payments) without adversely affecting the business or financial condition of Cygne and its subsidiaries, provided, that such time period for each of the first through fifth installments shall not exceed 180 days. Cygne shall make all other monthly installment payments in accordance with the second sentence of this Section 2.4. Cygne’s failure to make a monthly payment or payments pursuant to this Section 2.4 shall not constitute a breach of this Agreement if the determination not to pay is made by the Board of Directors of Cygne in accordance with the foregoing.

Section 2.5 Further Assurances. At the Closing and from time to time thereafter, each of Commerce and the Members shall execute such additional instruments and take such other actions as Cygne may reasonably request in order to effectively sell, transfer and assign the Assets to Cygne and confirm Cygne’s title to the Assets.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

CONCERNING COMMERCE AND THE ACQUIRED BUSINESS

Commerce and Guez, severally and jointly, represent and warrant to Cygne as to the following statements contained in this Article III. The statements in this Article III are true, correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule delivered by Commerce to Cygne on the date hereof and initialed by the parties hereto (the “Commerce Disclosure Schedule”). The Commerce Disclosure Schedule with respect to this Article III will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosure in any such numbered and lettered section of the Commerce Disclosure Schedule shall qualify and apply to all other numbered and lettered sections and subsections in this Article III.

Section 3.1 Organization, Standing and Power. Commerce is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California. Commerce has the limited liability company power to own its properties and to carry on the Acquired Business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the Acquired Business or the ownership, leasing or operation of its properties makes such qualification necessary (all of which jurisdictions are set forth in Section 3.1 of the Commerce Disclosure Schedule), except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Acquired Business. Commerce has delivered to Cygne a true and correct copy of its Articles of Organization and Operating Agreement, each as amended to date.

Section 3.2 Due Authorization. Commerce has all requisite limited liability company power and authority, as applicable, to enter into this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action on the part of Commerce. This Agreement has been, and each of the other Transaction Documents to which Commerce is a party will be, duly executed and delivered by Commerce. This Agreement constitutes, and each of the other Transaction Documents to which Commerce is a party will constitute, the valid and binding obligation of Commerce, enforceable against Commerce in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, and is subject to general principles of equity; and except that waivers of jury trial may not be enforceable under California law. Except as set forth in Section 3.2 of the Commerce Disclosure Schedule, the execution and delivery of this Agreement and each of the other Transaction Documents to which it is a party by Commerce does not, and the consummation of the transactions contemplated hereby and thereby will not, assuming compliance with the matters referred to in the next sentence, require any consent or other action by any Person under, or conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or result in the triggering of any payment or other obligation under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or result in the creation of any pledge, claim, lien, charge, encumbrance, restriction or security interest of any kind or nature whatsoever (collectively, “Liens”) in or upon any of the properties or assets of Commerce under, (i) any provision of the organizational documents of Commerce, (ii) any mortgage, indenture, lease, contract or other agreement, obligation, commitment, arrangement, understanding or instrument to which Commerce is a party or by which Commerce or any of the Assets are bound and which is related to the Acquired Business, except as would not have a Material Adverse Effect on Cygne or the ability of Cygne to own the Assets and conduct the Acquired Business, or (iii) any Legal Provision, Commerce Permit, concession, franchise or license applicable to Commerce or any of the Assets, except as would not have a Material Adverse Effect on the Acquired Business. No consent, approval, order or authorization of, or registration, declaration or filing with, any national, state, municipal, or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof (each a “Governmental Entity”) is required by or with respect to Commerce or the Acquired Business in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby and except as would not have a Material Adverse Effect on Cygne or the ability of Cygne to own the Assets and conduct the Acquired Business. Without limiting the foregoing, Commerce, any Person that ultimately controls it, and all Persons under such common control, do not have total assets or annual net sales of $106,200,000 or more. For purposes of the foregoing, the definition of “control,” “total assets,” and “annual net sales,” are the definitions prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

Section 3.3 Capital Structure. The Members hold, of record and beneficially, all of the issued and outstanding equity interests in Commerce.

Section 3.4 Acquired Business Financial Statements. Commerce has delivered to Cygne complete and correct copies of (i) the audited balance sheets of the Acquired Business as of December 31, 2004 and the related statements of operations, members’ equity (deficit) and cash flows for the period ended December 31, 2004 (the “Audited Financial Statements”), (ii) the unaudited balance sheet of the Acquired Business as of March 31, 2005, the related unaudited statements of operations and cash flows for the three months ended March 31, 2005, and internally prepared gross sales figures for April, May and June 2005 (the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Acquired Business Financial Statements”) and (iii) a trial balance at May 31, 2005 (the “Trial Balance”), all of which are attached of the Commerce Disclosure Schedule at Section 3.4 thereof. The Acquired Business Financial Statements have been derived from the books and records of Commerce. The Acquired Business Financial Statements were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis with prior periods, are complete and correct in all material respects and fairly present in all material respects the financial condition and results of operations of the Acquired Business as of the dates and for the periods indicated (subject, in the case of the Unaudited Financial Statements, to the absence of footnote disclosure and, in the case of the Acquired Business Financial Statements as of May 31,

2004 and May 31, 2005, normal year-end adjustments (which will not be material individually or in the aggregate)). The Trial Balance has been prepared on a basis consistent with the financial statements for prior periods but is subject to adjustments. The Acquired Business Financial Statements do not reflect any business conducted by Commerce other than the Acquired Business. With respect to the Acquired Business, Commerce has records that accurately and validly reflect its transactions and accounting controls sufficient to insure that such transactions are (i) in all material respects executed in accordance with its management’s general or specific authorization and (ii) recorded in conformity with GAAP. With respect to the Acquired Business, Commerce maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

Section 3.5 Absence of Certain Changes. Since December 31, 2004, Commerce has conducted the Acquired Business in the ordinary course consistent with past practice, and there has not been, with respect to the Acquired Business:

(a) any event, occurrence or development which, individually or in the aggregate, has had or reasonably would be expected to have a Material Adverse Effect on the Acquired Business;

(b) any acquisition or disposition of any assets other than assets acquired or disposed of in the ordinary course of business;

(c) any agreement, commitment or understanding entered into by Commerce outside the ordinary course of business or providing for total payments by Commerce in excess of $25,000 in any twelve month period with any Person, or any modification or amendment in any material respect of the terms of any such existing agreement, in either case relating to the Acquired Business;

(d) any material change in any method of accounting or accounting principles or practice by Commerce relating to the Acquired Business, except for any such change required by reason of a change in GAAP;

(e) any (i) grant of the right to receive any severance, retention or termination pay to any current employee of the Acquired Business, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current employee of the Acquired Business, (iii) increase or acceleration in vesting or benefits payable under any existing severance or termination pay policies or employment agreements with any current employee of the Acquired Business or (iv) increase or acceleration in vesting or payment of compensation, bonus or other benefits payable to current employees of the Acquired Business other than, in the case of clause (iv) only, normal increases in compensation, bonus or other benefits payable to employees of the Acquired Business in the ordinary course of business consistent with past practice;

(f) any material changes in the business policies (including advertising, marketing, pricing, purchasing, personnel, sales or budgeting) of the Acquired Business;

(g) any material damage, destruction or loss (whether or not covered by insurance) to any Asset; or

(h) any agreement to take any actions specified in this Section 3.5, except for this Agreement.

Section 3.6 Absence of Undisclosed Liabilities. Since December 31, 2004, Commerce represents that it has not incurred any obligations or liabilities (whether pursuant to contracts or otherwise) of any nature (matured or unmatured, fixed or contingent) with respect to the Acquired Business other than (i) those set forth or adequately provided for in the December 31, 2004 balance sheet included in the Acquired Business Financial Statements (the “Acquired Business Balance Sheet”), (ii) those incurred in the ordinary course of business and not required to be set forth in the Acquired Business Balance Sheet under GAAP (none of which is a liability for breach of contract, breach of warranty, tort, infringement claim or lawsuit or a liability to repay or refund to any Person any amount previously received by Commerce), (iii) those incurred in the ordinary course of business since the date of the Acquired Business Balance Sheet and consistent with past practice (none of which is a liability for breach of contract, breach of warranty, tort, infringement claim or lawsuit or a liability to repay or refund to any Person any amount previously received by Commerce) and (iv) those incurred in connection with the execution of this Agreement.

Section 3.7 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation (collectively, “Proceeding”) pending before any Governmental Entity or, to the knowledge of Commerce, threatened against or affecting Commerce, the Acquired Business, the Assets or any of Commerce’s members or managers (in their capacities as such). There is no judgment, decree or order against the Acquired Business. Commerce has not received written notice from any Governmental Entity indicating its intent to conduct any audit, investigation or other review with respect to Commerce or the Acquired Business.

Section 3.8 Restrictions on Acquired Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Commerce or the Acquired Business which has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect any current or future business practice of the Acquired Business, any acquisition of property by the Acquired Business or the conduct of the Acquired Business by Cygne as currently conducted or as proposed to be conducted by Commerce.

Section 3.9 Intellectual Property. Section 3.9 of the Commerce Disclosure Schedule contains an accurate and complete list of all filed or issued registrations of Purchased Intellectual Property with the United States Patent and Trademark Office or such other Governmental Entities, as well as all trademarks used in the conduct of the Acquired Business which are not so registered or for which a registration has not been filed. Commerce owns or has the valid right to use the Purchased Intellectual Property, in each case as and to the extent currently used in the Acquired Business, and the Purchased Intellectual Property is all Intellectual Property that is material to the operation of the Acquired Business as currently operated by Commerce. The Purchased Intellectual Property and the use thereof in the operation of the Acquired Business as currently conducted by Commerce do not infringe any Intellectual Property right of any Person. No Person has asserted or to the knowledge of Commerce, threatened to assert any claim, written or oral, which threatens or, to the knowledge of Commerce, could threaten that the use of the Purchased Intellectual Property in the Acquired Business in a manner consistent with past practice. To the knowledge of Commerce, no Person is engaging in any activity that infringes upon the Purchased Intellectual Property or Commerce’s rights in or to any of the Purchased Intellectual Property in the Acquired Business. Commerce is not in breach of, or default under, any term of any contract relating to the Purchased Intellectual Property and, to Commerce’s knowledge, no other party to any such contract is in breach thereof or default thereunder. Without limiting any other provisions hereof, except as set forth in Section 3.9 of the Commerce Disclosure Schedule, Commerce has not granted any license, franchise or permit to any Person to use any of the Purchased Intellectual Property and, to Commerce’s knowledge, no other Person has the right to use the same trademarks used by Commerce in the Acquired Business or any similar trademarks likely to lead to confusion. The Purchased Intellectual Property comprises all of the Intellectual Property necessary for Cygne to conduct and operate the Acquired Business as now being conducted by Commerce. Immediately after the Closing, Cygne will own all of the Purchased Intellectual Property and will have a right to use the Purchased Intellectual Property free from any Liens and on the same terms and conditions as in effect prior to the Closing.

Section 3.10 Interested Party Transactions. Except as set forth in Section 3.10 of the Commerce Disclosure Schedule, none of Commerce or any Member or, to the knowledge of Commerce, any of their Affiliates, managers, members or spouses, nor any entity controlled by one or more of the foregoing:

(a) owns, directly or indirectly (including through another Person), any interest in (excepting less than 2% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor or customer of the Acquired Business;

(b) owns, directly or indirectly (including through another Person), in whole or in part, any of the Assets;

(c) has any cause of action or other claim whatsoever against, or owes any amount to, Commerce with respect to the Acquired Business or the Assets, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof; or

(d) has any purchase orders issued and outstanding with Commerce which are being transferred to Cygne as part of the Assets hereunder.

Section 3.11 Books and Records. The books of account and other financial records of Commerce relating to the Acquired Business and the Assets, all of which have been made available to Cygne, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices.

Section 3.12 Commerce Agreements. Section 1.1(d) of the Commerce Disclosure Schedule sets forth a complete list of all currently effective written or oral agreements being assigned to, and assumed by, Cygne as part of the Assets hereunder (collectively, the “Commerce Agreements”). True, correct and complete copies of each written Commerce Agreement have been delivered to Cygne (except for purchase orders). Commerce is not a party to any agreement (i) providing for any covenant not to compete by Commerce with respect to the

Acquired Business or otherwise restricting in any way Commerce’s engaging in the Acquired Business; (ii) relating to the Acquired Business or Assets requiring Commerce to indemnify or hold harmless any Person; or (iii) granting or restricting the right of Commerce to use any Purchased Intellectual Property.

Each Commerce Agreement is legal, valid, binding and enforceable and in full force and effect with respect to Commerce, and to the knowledge of Commerce is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except as the availability of equitable remedies may be limited by general principles of equity and (ii) will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except as the availability of equitable remedies may be limited by general principles of equity. Commerce has performed all the obligations required to be performed by it and is entitled to all benefits under each Commerce Agreement. Neither Commerce nor, to the knowledge of Commerce, any other party to the Commerce Agreements is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by Commerce or, to the knowledge of Commerce, by any such other party, or permit termination, modification or acceleration, under the Commerce Agreement. Except as set forth in Section 3.12 of the Commerce Disclosure Schedule, no consent is required in connection with the transfer of each Commerce Agreement to Cygne hereunder except for those which have been obtained.

Section 3.13 Title to and Condition of Property.

(a) Commerce has good and marketable title to all of the Assets, or with respect to leased Assets, valid leasehold interests therein, free and clear of all Liens, except (i) the Lien of current Taxes not yet due and payable and (ii) such imperfections of title, Liens and easements as are set forth in Section 3.13(a) of the Commerce Disclosure Schedule and which would not be expected to adversely affect in any material respect Cygne’s ability to operate the Acquired Business and own and use the Assets in the manner that they were operated and used by Commerce prior to the Closing (“Permitted Liens”). Except for the Excluded Assets, the Assets will, as of the Closing Date, constitute all of the assets necessary for the conduct of the Acquired Business as currently conducted by Commerce.

(b) All of the Assets are in good operating condition and repair, subject to normal wear and tear not caused by neglect, are adequate and suitable for the uses to which they are being put and conform in all material respects to all applicable Legal Provisions relating to their construction, use and operation. All properties used in the operations of the Acquired Business are reflected in the Acquired Business Balance Sheet to the extent GAAP requires the same to be reflected. Commerce owns no real property.

(c) Immediately after the Closing, Cygne will own all of the Assets, free from any Liens (other than Liens imposed by Cygne and Permitted Liens) and on the same terms and conditions as in effect prior to the Closing.

(d) Subject to the terms of the leases with respect to the Showrooms (the “Showroom Leases”), Commerce or an Affiliate thereof has a valid and subsisting leasehold or subleasehold estate in the Showrooms. To the knowledge of Commerce, neither Commerce’s nor its Affiliate’s occupation, possession and use of the Showrooms has been disturbed and no claim has been asserted or threatened adverse to the rights of Commerce or an Affiliate thereof to the continued occupation, possession and use of the Showrooms.

(e) Commerce’s use of the Showrooms in connection with the Acquired Business is in compliance in all material respects with all applicable Legal Provisions, writs, injunctions, awards and restrictions (“Real Property Laws”) of every Governmental Entity having jurisdiction. Neither Commerce nor any Affiliate thereof has received any written notice of, and has no knowledge of, any uncured violation of or pending investigation regarding any Real Property Laws, which violation would have a Material Adverse Effect on the Acquired Business or Cygne’s ability to operate the Acquired Business and own and use the Assets in the manner that they were operated and used by Commerce prior to the Closing.

(f) Neither Commerce nor any Member has received notice of, or otherwise has knowledge of, any condemnation, fire, health, safety, building, environmental, hazardous substances, pollution control, zoning or other land use regulatory proceedings, either instituted or planned to be instituted, which would have a Material Adverse Effect on the use and operation of the Showroom for its intended purpose, nor has Commerce or any Member received notice of any special assessment proceedings affecting the Showroom.

Section 3.14 Taxes.

(a) For purposes of in this Agreement:

(i) “Tax” and “Taxes” includes (A) any federal, state, local or foreign income, gross receipts, capital, franchise, import, goods and services, value added, sales and use, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee withholding, unclaimed property, escheat or other tax of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing, (B) any liability for the payment of any amounts of the type described in (A) as a result of being a member of a consolidated, combined, unitary or aggregate group for any Taxable period, and (C) any liability for the payment of any amounts of the type described in (A) or (B) as a result of being a transferee or successor to any person or as a result of any express or implied obligation to indemnify any other Person.

(ii) “Tax Returns” means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

(b) All Tax Returns required to be filed by or on behalf of Commerce or with respect to Commerce’s income, operations, assets or activities have been properly prepared and timely filed for any period ending on or before the Closing Date and such Tax Returns are true, correct and complete in all material respects and have been completed in accordance with applicable Legal Provisions. No extension of time to file any Tax Return is currently in effect, no statute of limitations in respect of Taxes has been waived, and no extension of time with respect to a Tax assessment or deficiency has been agreed to with respect to Commerce or Commerce’s income, operations, assets or activities.

(c) All Taxes owed by Commerce or with respect to Commerce’s income, operations, assets or activities (whether or not shown or required to be shown on any Tax Return) have been paid.

(d) All applicable Legal Provisions relating to the payment and withholding of Taxes have been complied with in all material respects by Commerce and all amounts required to be withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities by Commerce have been duly and timely withheld and paid over for all periods under all applicable Legal Provisions.

(e) No Asset (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code or (iii) is “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code.

(f) None of the Assets include any interest in any entity that is treated as a partnership for U.S. federal income Tax purposes or would be treated as a pass-through or disregarded entity for any Tax purpose.

(g) Commerce is not a foreign person within the meaning of Section 1445 of the Code.

(h) Commerce has been treated as a partnership and not as an association taxable as a corporation for federal, state and local income Tax purposes since its inception. Except as otherwise set forth in Section 3.13(h) of the Commerce Disclosure Schedule, Commerce is not subject to any entity-level federal, state or local income Taxes.

Section 3.15 Employee Benefit Plans. Section 3.15 of the Commerce Disclosure Schedule contains a true and complete list of each plan, program, policy, practice, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, retention, change in control, performance awards, bonus, incentive, stock option or other equity-based compensation, supplemental retirement, fringe benefits, cafeteria benefits or other benefits whether written or unwritten, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is sponsored, maintained, contributed to or required to be contributed to by Commerce or its affiliates for the benefit of any Person who performs or who has performed services for the

Acquired Business (collectively, the “Acquired Business Employee Plans”). Commerce has furnished to Cygne true and complete copies of the documents embodying the Acquired Business Employee Plans.

Section 3.16 Employee Matters. With respect to the Acquired Business, Commerce is in compliance in all material respects with all currently applicable Legal Provisions respecting terms and conditions of employment. There are no Proceedings pending or, to the knowledge of Commerce, reasonably expected or threatened, between Commerce, on the one hand, and any current or former employees of the Acquired Business, on the other hand, including, without limitation, any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic advantage. There are no claims pending or, to the knowledge of Commerce, reasonably expected or threatened, against Commerce under any workers’ compensation or long term disability plan or policy applicable to any employee of the Acquired Business. Commerce is not a party to any collective bargaining agreement or other labor union contract with respect to employees of the Acquired Business, nor does Commerce know of any activities or proceedings of any labor union to organize employees of the Acquired Business. There is no labor strike, slowdown or work stoppage or lockout by employees of the Acquired Business against Commerce. Commerce has provided all employees of the Acquired Business with all wages, benefits, relocation benefits, stock options, bonuses and incentives and all other compensation which became due and payable through the date of this Agreement. Commerce has not instituted any “freeze” of, or delayed or deferred the grant of, any cost-of-living or other salary adjustments for any of the employees of the Acquired Business.

Section 3.17 Licenses and Commerce Permits. Commerce has obtained each federal, state, county or local governmental consent, license, permit or other authorization of a Governmental Entity that is required for the operation of the Acquired Business as currently conducted or the holding of any interest in any of the Assets (collectively, “Commerce Permits”), except as would not have a Material Adverse Effect on Cygne or the ability of Cygne to own the Assets and conduct the Acquired Business. All Commerce Permits are listed (with expiration dates, if applicable) in Section 3.17 of the Commerce Disclosure Schedule, and all of such Commerce Permits are, to the knowledge of Commerce, in full force and effect and, except as set forth in Section 3.17 of the Commerce Disclosure Schedule, are transferable to Cygne without any filing with, consent or approval of or notice to any Governmental Entity. To the knowledge of Commerce, Commerce is compliance in all material respects with all of the Commerce Permits.

Section 3.18 Compliance With Laws. Commerce has complied in all material respects with, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law, regulation, judgment, order or decree of any Governmental Entity (collectively, “Legal Provisions”) with respect to the ownership or operation of the Acquired Business or the Assets. No investigation or review by any Governmental Entity (including, without limitation, any audit or similar review by any federal, state or local taxing authority) with respect to Commerce is pending or, to the knowledge of Commerce, threatened, nor has any Governmental Entity indicated in writing to Commerce an intention to conduct the same.

Section 3.19 Suppliers. Section 3.19 of the Commerce Disclosure Schedule sets forth for 2004 and the six months ended June 30, 2005 the names of the five largest (by dollars paid) suppliers to the Acquired Business in such periods. No supplier listed on the Commerce Disclosure Schedule has cancelled, terminated or materially reduced or to the knowledge of Commerce, threatened to cancel, terminate or materially reduce its relationship with Commerce.

Section 3.20 Certain Acquired Business Practices. Neither Commerce nor any Member nor, to the knowledge of Commerce, any manager, agent or employee of Commerce has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

Section 3.21 Brokers’ and Finders’ Fees. No broker, finder or investment banker is entitled to brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 3.22 Securities Act Matters. Commerce:

(a) acknowledges that its representations and warranties contained herein are being relied upon by Cygne as a basis for the exemption of the issuance of Cygne Stock and the Promissory Note hereunder from the registration requirements of the Securities Act and any applicable state securities laws;

(b) understands that (i) Cygne Stock and the Promissory Note have not been registered, and as of the Closing Date will not be registered, under the Securities Act or any state securities laws by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws, (ii) Cygne Stock and the Promissory Note must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration (including, in the case of the Promissory Note, the cancellation of such Promissory Note, in whole or in part), and (iii) Rule 144 promulgated under the Securities Act, which permits limited resales of restricted securities, is not currently available with respect to resales of Cygne Stock or the Promissory Note and may not become available;

(c) is acquiring Cygne Stock and the Promissory Note for its own account and not with a view to, or for sale in connection with, directly or indirectly, any distribution thereof that would require registration under the Securities Act or applicable state securities laws or would otherwise violate the Securities Act or such state securities laws;

(d) has relied upon independent investigations made by it or its representatives and is fully familiar with the business, results of operations, financial condition, prospects and other affairs of Cygne, has been given the opportunity to discuss Cygne’s business, management and financial affairs with Cygne’s management, and has had the opportunity to examine all relevant documents and to ask questions of, and to receive answers from Cygne and its management;

(e) realizes that Cygne Stock and the Promissory Note are speculative investments involving a high degree of risk for which there is no assurance of any return or repayment of the Promissory Note;

(f) has such knowledge and experience in financial and business affairs, including investing in companies similar to Cygne, and is capable of determining the information necessary to make an informed investment decision, of requesting such information from Cygne, and of utilizing the information that it has received from Cygne to evaluate the merits and risks of its investment in Cygne Stock and the Promissory Note;

(g) is able to bear the economic risk of its investment in Cygne Stock and the Promissory Note and understands that it must do so for an indefinite period of time;

(h) is aware that no Governmental Entity has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement, and that it must forego the security, if any, that such a review would provide;

(i) understands and acknowledges that neither the IRS nor any other Governmental Entity has been asked to rule on the Tax consequences of the transactions contemplated by this Agreement and, accordingly, in making its decision to approve the transactions contemplated by this Agreement, it has relied upon the investigations of its own Tax and business advisors in addition to its own independent investigations as to, and that it and its advisors have fully considered all of the Tax consequences of the transactions contemplated by this Agreement;

(j) is an “accredited investor” pursuant to Rule 501 under the Securities Act by reason of the fact that (i) it is an entity in which all of the equity owners are “accredited investors” or (ii) it is a limited liability company not formed for the specific purpose of acquiring Cygne Stock or the Promissory Note, with total assets in excess of $5,000,000; and

(k) understands that Cygne Stock and the Promissory Note will bear the following legend (or a substantially similar legend):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

Section 3.23 Information Supplied. None of the information relating to the transactions contemplated hereby supplied or to be supplied by Commerce for inclusion in any filing Cygne is required to make pursuant to the Securities Act or the Exchange Act will, at the time of filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 3.24 Representations Complete. None of the representations or warranties made by Commerce herein or in any Schedule or Exhibit hereto, including the Commerce Disclosure Schedule, or certificate furnished by Commerce pursuant to this Agreement or any written statement furnished to Cygne pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

Section 3.25 Investigation by Commerce. Commerce has conducted its own independent investigation of Cygne. Commerce acknowledges that Cygne makes no representation or warranty, express or implied, with respect to any projection, forecast, model or other analysis with respect to Cygne’s future performance, all of which are expressly disclaimed.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

Each Member, severally and not jointly, represents and warrants to Cygne as to the statements contained in this Article IV (provided, however, that the representation and warranty set forth in Section 4.6 is made solely by Guez). The statements in this Article IV are qualified in their entirety by the disclosures set forth in the Commerce Disclosure Schedule. The Commerce Disclosure Schedule with respect to this Article IV will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV, and the disclosure in any such numbered and lettered section of the Commerce Disclosure Schedule shall qualify and apply to all other numbered and lettered sections and subsections in this Article IV.

Section 4.1 Due Authorization. Such Member has full legal capacity and authority (in the case of each Member that is a partnership or trust, all requisite partnership or trust power and authority) to enter into this Agreement and each of the other Transaction Documents to which he or it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the other Transaction Documents to which he or it is a party will be, duly executed and delivered by such Member. This Agreement constitutes, and each of the other Transaction Documents to which such Member is a party will constitute, the valid and binding obligation of such Member enforceable against him or it in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, and is subject to general principles of equity; and except that waivers of jury trial may not be enforceable under California law. The execution and delivery of this Agreement and each of the other Transaction Documents to which such Member is a party by such Member does not, and the consummation of the transactions contemplated hereby and thereby will not, assuming compliance with the matters referred to in the next sentence, require any consent or other action by any Person under, or conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or result in the triggering of any payment or other obligation under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or result in the creation of any Lien in or upon any of the Assets under (i) any provision of the partnership agreement or trust agreement or similar governing documents of such Member, if such member is a partnership or trust, (ii) any mortgage, indenture, lease, contract or other agreement, obligation, commitment, arrangement, understanding or instrument to which such Member is a party or by which such Member is bound, or (iii) any Legal Provision, federal, state, county or local governmental consent, license, permit or other authorization of a Governmental Entity, concession, franchise or license, applicable to such Member or any of the Assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Member in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.2 Ownership of Assets. No Member, nor any Affiliate or family member of such Member, owns any assets used by Commerce in the conduct of the Acquired Business.

Section 4.3 Brokers. Such Member has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

Section 4.4 Securities Act Matters. Such Member:

(a) acknowledges that his representations and warranties contained herein are being relied upon by Cygne as a basis for the exemption of the issuance of Cygne Stock and the Promissory Note hereunder from the registration requirements of the Securities Act and any applicable state securities laws;

(b) understands that (i) Cygne Stock and the Promissory Note have not been registered, and as of the Closing Date will not be registered, under the Securities Act or any state securities laws by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws, (ii) Cygne Stock and the Promissory Note must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration (including, in the case of the Promissory Note, the cancellation of such Promissory Note, in whole or in part), and (iii) Rule 144 promulgated under the Securities Act, which permits limited resales of restricted securities, is not currently available with respect to resales of Cygne Stock or the Promissory Note and may not become available;

(c) is acquiring Cygne Stock and the Promissory Note for his own account and not with a view to, or for sale in connection with, directly or indirectly, any distribution thereof that would require registration under the Securities Act or applicable state securities laws or would otherwise violate the Securities Act or such state securities laws;

(d) has relied upon independent investigations made by him or his representatives and is fully familiar with the business, results of operations, financial condition, prospects and other affairs of Cygne, has been given the opportunity to discuss Cygne’s business, management and financial affairs with Cygne’s management, and has had the opportunity to examine all relevant documents and to ask questions of, and to receive answers from Cygne and its management;

(e) realizes that Cygne Stock and the Promissory Note are speculative investments involving a high degree of risk for which there is no assurance of any return or repayment of the Promissory Note;

(f) has such knowledge and experience in financial and business affairs, including investing in companies similar to Cygne, and is capable of determining the information necessary to make an informed investment decision, of requesting such information from Cygne, and of utilizing the information that he has received from Cygne to evaluate the merits and risks of his investment in Cygne Stock and the Promissory Note;

(g) is able to bear the economic risk of his investment in Cygne Stock and the Promissory Note and understands that he must do so for an indefinite period of time;

(h) is aware that no Governmental Entity has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement, and that he must forego the security, if any, that such a review would provide;

(i) understands and acknowledges that neither the IRS nor any other Governmental Entity has been asked to rule on the Tax consequences of the transactions contemplated by this Agreement and, accordingly, in making his decision to approve the transactions contemplated by this Agreement, he has relied upon the investigations of his own Tax and business advisors in addition to his own independent investigations as to, and that he and his advisors have fully considered all of the Tax consequences of the transactions contemplated by this Agreement;

(j) is an “accredited investor” pursuant to Rule 501 under the Securities Act by reason of the fact that (i) he is a natural person whose individual net worth, or joint net worth with that of his spouse, exceeds $1,000,000, (ii) he is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year, or (iii) it is a trust or partnership, not formed for the specific purpose of acquiring Cygne Stock or the Promissory Note, with total assets in excess of $5,000,000; and

(k) understands that the Cygne Stock and the Promissory Note will bear the following legend (or a substantially similar legend):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

Section 4.5 Beneficial Ownership of Cygne Common Stock. Such Member is the beneficial owner (as determined in accordance with the rules of the SEC) of the number of shares of Cygne Common Stock set forth in Section 4.5 of the Commerce Disclosure Schedule.

Section 4.6 Hart-Scott-Rodino. Commerce, any Person that ultimately controls it, and all Persons under such common control, do not have total assets or annual net sales of $106,200,000 or more. For purposes of the foregoing, the definition of “control,” “total assets,” and “annual net sales,” are the definitions prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

Section 4.7 Representations Complete. None of the representations or warranties made by such Member herein or in any Schedule or Exhibit hereto, including the Commerce Disclosure Schedule, or certificate furnished by such Member pursuant to this Agreement or any written statement furnished to Cygne pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

Section 4.8 Investigation by the Members. Each of the Members has conducted his or its own independent investigation of Cygne. The Members acknowledge that Cygne makes no representation or warranty, express or implied, with respect to any projection, forecast, model or other analysis with respect to Cygne’s future performance, all of which are expressly disclaimed.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF CYGNE

Cygne represents and warrants to Commerce as to the statements contained in this Article V. The statements in this Article V are qualified in their entirety by the disclosures set forth in Cygne Disclosure Schedule. Cygne Disclosure Schedule with respect to this Article V will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article V, and the disclosure in any such numbered and lettered section of Cygne Disclosure Schedule shall qualify and apply to all other sections and subsections in this Article V.

Section 5.1 Organization, Standing and Power. Cygne is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease its properties and carry on its business as presently conducted. Cygne is licensed or qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Cygne.

Section 5.2 Due Authorization. Cygne has all requisite corporate power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Cygne. This Agreement has been, and each of the Transaction Documents to which Cygne is a party will be, duly executed and delivered by Cygne and constitutes or will constitute the valid and binding obligation of Cygne, enforceable against Cygne in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, and is subject to general principles of equity; and except that waivers of jury trial may not be enforceable under California law. The execution and delivery of this Agreement and each of the other Transaction Documents to which Cygne is a party by Cygne does not and the consummation of the transactions contemplated hereby and thereby will not, assuming compliance with the matters referred to in the next sentence, require any consent or other action by any Person under, or conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or result in the triggering of any payment or other obligation under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Cygne under, (i) any provision of its organizational documents, (ii) any mortgage, indenture, lease, contract or other agreement, obligation, commitment, arrangement, understanding or instrument to which Cygne is a party or by which Cygne or any of its assets are bound (other than the Promissory Note and the Security Agreement) except as would not materially impair or delay the consummation of the transactions contemplated hereby and by the Transaction Documents, or (iii) any Legal Provision, permit, concession, franchise, license applicable to Cygne or its properties or assets except as would not materially impair or delay the consummation of the transactions contemplated hereby and by the Transaction Documents. Assuming that Commerce, any Person that ultimately controls it, and all Persons under such common control, do not have total assets or annual net sales of $106,200,000 or more (for purposes of the foregoing, the definition of “control,” “total assets,” and “annual net sales,” are the definitions prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder), no consent, approval, order or authorization of or registration, declaration or filing with any Governmental Entity is required by or with respect to Cygne in connection with the execution and delivery of this Agreement by Cygne or the consummation by Cygne of the transactions contemplated hereby, except for (i) filings required under the Securities Act and any applicable state securities laws, (ii) the filing of a registration statement relating to resales of Cygne Stock pursuant to the Registration Rights Agreement and (iii) such consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Cygne and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

Section 5.3 Capitalization. The authorized capital stock of Cygne consists of 1,000,000 shares of preferred stock, $0.01 par value per share, none of which are issued, and 25,000,000 shares of common stock, $0.01 par value per share (“Cygne Common Stock”), of which 12,458,038 shares are issued and outstanding as of July 29, 2005. 16,000 shares of Cygne Common Stock were reserved for issuance upon the exercise of outstanding options, warrants, restricted stock units or other rights to purchase or otherwise acquire shares of Cygne Common Stock under Cygne’s plans or other arrangements, all of which are described in Cygne SEC Filings. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of Cygne are set forth in Cygne’s certificate of incorporation, as amended to date (the “Certificate of Incorporation”), a copy of which has been delivered to Commerce. Upon delivery of the certificates representing Cygne Stock in accordance with the terms of this Agreement, such shares of Cygne Stock will be duly authorized, validly issued, fully paid and non-assessable.

Section 5.4 SEC Filings. Cygne has made available to Commerce and the Members a true and complete copy of each report, schedule, registration statement, and definitive proxy statement filed by Cygne with the Securities and Exchange Commission (“SEC”) since January 29, 2005 and through the Closing Date (the “Cygne SEC Filings”). As of their respective dates, Cygne SEC Filings, including any financial statements or schedules included therein, complied (or will comply), in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, applicable to such Cygne SEC Filings, and did not (or will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no document, contract or other agreement required to be described in Cygne SEC Filings or to be filed as an exhibit to Cygne SEC Filings which is not described or filed as required by the Exchange Act or the published rules and regulations thereunder adopted by the SEC. The audited consolidated financial statements and unaudited interim financial statements of Cygne and its subsidiaries (collectively, the “Cygne Group”) included in Cygne SEC Filings (collectively, the “Cygne Financial Statements”) have been derived from the books and records of Cygne Group. Cygne Financial Statements were (or will be) prepared in accordance with GAAP, applied on a consistent basis with prior periods, are complete and correct in all material respects and fairly present (or will fairly present) in all material respects the financial condition and results of operations of Cygne Group as of dates and for the periods indicated (subject, in the case of unaudited interim financial statements, to the absence of footnote disclosure and normal year-end adjustments (which will not be material individually or in the aggregate)).

Section 5.5 Absence of Undisclosed Liabilities. Since January 29. 2005, Cygne represents that it has not incurred any obligations or liabilities (whether pursuant to contracts or otherwise) of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the January 29, 2005 balance sheet included in Cygne Financial Statements (the “Cygne Balance Sheet”), (ii) those incurred in the ordinary course of business and not required to be set forth in Cygne Balance Sheet under GAAP (none of which is a liability for breach of contract, breach of warranty, tort, infringement claim or lawsuit or a liability to repay or refund to any Person any amount previously received by Cygne), (iii) those incurred in the ordinary course of business since the date of Cygne Balance Sheet and consistent with past practice (none of which is a liability for breach of contract, breach of warranty, tort, infringement claim or lawsuit or a liability to repay or refund to any Person any amount previously received by Cygne) and (iv) those incurred in connection with the execution of this Agreement.

Section 5.6 Absence of Certain Changes. Since January 29, 2005, Cygne Group has conducted its business in the ordinary course consistent with past practice, and there has not been (except for the matters contemplated hereby), with respect to Cygne Group:

(a) any event, occurrence or development which, individually or in the aggregate, has had or reasonably would be expected to have a Material Adverse Effect on Cygne Group;

(b) any (i) incurrence or assumption by Cygne Group of any Indebtedness other than under existing credit facilities in the ordinary course of business consistent with past practice or (ii) guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by Cygne Group for the obligations of any other Person, other than in the ordinary course of business consistent with past practice;

(c) any making of any loan, advance or capital contribution to or investment in any Person by Cygne Group;

(d) any material acquisition or disposition of assets;

(e) any agreement, commitment or understanding entered into by Cygne Group outside the ordinary course of business or providing for total payments by Cygne Group in excess of $25,000 in any twelve month period with any Person, or any modification or amendment in any material respect of the terms of any such existing agreement;

(f) any revaluing in any material respect any of the assets of Cygne Group, including, without limitation, writing down the value of any assets or inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

(g) any material change in any method of accounting or accounting principles or practice by Cygne Group, except for any such change required by reason of a change in GAAP;

(h) any (i) grant of the right to receive any severance, retention or termination pay to any current or former director, officer or employee of Cygne Group, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of Cygne Group, (iii) increase or acceleration in vesting or benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase or acceleration in vesting or payment of compensation, bonus or other benefits payable to current or former directors, officers or employees of Cygne Group other than, in the case of clause (iv) only, normal increases in compensation, bonus or other benefits payable to employees of Cygne Group in the ordinary course of business consistent with past practice;

(i) any loss or termination of, or any material adverse change in relations with, any of Cygne Group’s 10 largest suppliers in the current or any of the past three fiscal years (by dollars paid);

(j) any delay or postponement in the payment of accounts payable and other liabilities outside the ordinary course of business;

(k) any commitment to make any capital expenditure or capital addition or improvement not provided for in Cygne Group’s capital expenditure budget for 2005;

(l) any material damage, destruction or loss (whether or not covered by insurance) to its property; or

(m) any agreement to take any actions specified in this Section 5.6, except for this Agreement.

Section 5.7 Information Supplied. None of the information relating to the transactions contemplated hereby supplied or to be supplied by Cygne for inclusion in any filing Cygne is required to make pursuant to the Securities Act or the Exchange Act will, at the time of filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.8 Brokers. Neither Cygne nor any of its Affiliates has paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

Section 5.9 Compliance With Laws. Cygne has complied in all material respects with, is not in violation in any material respect of and has not received any notices of violation with respect to, any Legal Provision with respect to the ownership or operation of its business or assets. Except as disclosed in the Cygne SEC Filings, no investigation or review by any Governmental Entity (including, without limitation, any audit or similar review by any federal, state or local taxing authority) with respect to Cygne or its subsidiaries is pending or, to the knowledge of Cygne, threatened, nor has any Governmental Entity indicated in writing to Cygne or any of its subsidiaries an intention to conduct the same.

Section 5.10 Title to and Condition of Property.

(a) Cygne has good and marketable title to all of its assets, or with respect to leased assets, valid leasehold interests therein, free and clear of all Liens, except (i) the Lien of current Taxes not yet due and payable and (ii) such imperfections of title, Liens and easements as are set forth in Section 5.10(a) of Cygne Disclosure Schedule and which would not be expected to have a Material Adverse Effect on Cygne Group.

(b) Cygne owns no real property.

(c) Cygne SEC Filings identify each material parcel of real property leased or subleased by Cygne or any Affiliate thereof and used in connection with its business (the “Cygne Leased Real Property”). Subject to the terms of the respective leases, subleases and sub-subleases with respect to Cygne Leased Real Property, Cygne or an Affiliate thereof has a valid and subsisting leasehold, subleasehold or sub-subleasehold estate in each Cygne Leased Real Property. To the knowledge of Cygne, neither Cygne’s nor its Affiliate’s occupation, possession and use of Cygne Leased Real Property has been disturbed and no claim has been asserted or threatened adverse to the rights of Cygne or an Affiliate thereof to the continued occupation, possession and use of any of Cygne Leased Real Property.

(d) Cygne’s use of Cygne Leased Real Property is in compliance in all material respects with all applicable Real Property Laws of every Governmental Entity having jurisdiction. Neither Cygne nor any Affiliate thereof has received any written notice of, and has no knowledge of, any uncured violation of or pending investigation regarding any Real Property Laws, which violation would have a Material Adverse Effect on Cygne Group taken as a whole.

(e) Cygne has not received notice of, or otherwise has knowledge of, any condemnation, fire, health, safety, building, environmental, pollution control, zoning or other land use regulatory proceedings, either instituted or planned to be instituted, which would have a Material Adverse Effect on the use and operation of any portion of Cygne Leased Real Property for its intended purpose or the value of any material portion of Cygne Leased Real Property, nor has Cygne received notice of any special assessment proceedings affecting any of Cygne Leased Real Property.

Section 5.11 Representations Complete. None of the representations or warranties made by Cygne herein or in any Schedule or Exhibit hereto, or certificate furnished by Cygne pursuant to this Agreement or any written statement furnished to Commerce pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

Section 5.12 Investigation by Cygne. Cygne has conducted its own independent investigation of the Acquired Business. Cygne acknowledges that neither Commerce nor any Member or Guez makes any representation or warranty, express or implied, with respect to any projection, forecast, model or other analysis with respect to the Acquired Business’ future performance, all of which are expressly disclaimed.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Access to Information.

(a) Cygne shall have the right following the Closing to have reasonable access to those documents, Tax Returns and other corporate records and files of Commerce that are retained by Commerce pursuant to the terms of this Agreement to the extent any of the foregoing relates to the Assets or the Acquired Business, is necessary in connection with the conduct of the Acquired Business, is needed by Cygne to prepare audited financial statements of the Acquired Business or is otherwise reasonably needed by Cygne in order to comply with its obligations under applicable securities, Tax, environmental, employment or other Legal Provisions.

(b) Commerce shall preserve until the seventh anniversary of the date hereof, or such longer period as retention thereof is required by applicable Legal Provisions, all records possessed or required to be possessed by Commerce relating to any of the Assets prior to the date hereof. Such records may nevertheless be destroyed by Commerce if Commerce sends to Cygne written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 60th day after such notice is given unless Cygne objects to the destruction, in which case the Commerce seeking to destroy the records shall deliver such records to Cygne.

Section 6.2 Confidentiality.

(a) The parties acknowledge that Cygne and Commerce have previously executed a confidentiality agreement dated April 20, 2005 (the “Confidentiality Agreement”), which Confidentiality Agreement is hereby incorporated herein by reference and shall continue in full force and effect in accordance with its terms, provided that such Confidentiality Agreement shall terminate upon the Closing.

(b) Commerce, the Members and Cygne will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the party to which such Confidential Information relates or destroy, at the request and option of the party to which such Confidential Information relates, all tangible embodiments (and all copies) of the Confidential Information which are in its or his possession. In the event that a party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, such party will notify the other party promptly of the request or requirement so that the applicable party may seek an appropriate protective order or waive compliance with the provisions of this Section 6.2(b). If, in the absence of a protective order or the receipt of a waiver hereunder, a party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such party may disclose the Confidential Information to the tribunal; provided, however, that such party shall use its or his reasonable best efforts to obtain, at the request of the other party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the other party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure. For purposes hereof, “Confidential Information” shall mean any information concerning the businesses and affairs of Cygne or any of its Affiliates or of Commerce or any of its Affiliates that is not already generally available to the public. The provisions of this Section 6.2(b) shall survive the Closing under this Agreement. If the Closing does not occur, each party shall promptly return to the other all copies of any Confidential Information disclosed to such party in connection with the transactions contemplated hereby, except one copy, which shall be retained by such party’s counsel.

Section 6.3 Public Disclosure. Unless otherwise permitted by this Agreement, Cygne, on the one hand, and each Member and Commerce, on the other hand, shall consult with each other before issuing any press release or otherwise making any public statement (including any broadly issued statement or announcement to the Commerce employees) or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by Legal Provisions.

Section 6.4 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts in good faith to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Legal Provisions to consummate the transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to the Closing to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or Proceeding by, any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties (provided that if obtaining any such consent, approval or waiver would require any action other than the payment of a nominal amount, such action shall be subject to the consent of Cygne and Commerce, not to be unreasonably withheld), (iv) the defending of any Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Each party shall also refrain from taking, directly or indirectly, any action contrary or inconsistent with the provisions of this Agreement, including action that would impair such party’s ability to consummate the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement, Cygne shall have no obligation under this Agreement: (i) to commit to dispose of any Assets; (ii) to hold separate any Assets or operations; or (iii) to make any commitment (to any Governmental Entity or otherwise) regarding its future operations or the future operations of the Acquired Business.

Section 6.5 Notice of Certain Events.

(a) Each party shall promptly notify the other parties of:

(i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

(iii) any Proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting it which relate to the consummation of the transactions contemplated by this Agreement;

(iv) its obtaining knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur will be likely to cause (A) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (B) the failure of it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (C) any fact or development which would result in the failure of any condition hereto not to be satisfied;

(v) the failure by it to perform, or comply with, any of its obligations, covenants, or agreements contained in this Agreement; or

(vi) a party obtaining knowledge of a breach by any other party hereto of the breaching party’s representations, warranties or covenants hereunder of which the breaching party has not already given notice pursuant to clauses (iv) or (v) above.

(b) Commerce shall promptly notify Cygne of:

(i) any event or occurrence not in the ordinary course of business of the Acquired Business or which could reasonably be expected to have a Material Adverse Effect; or

(ii) any notice of, or other communications relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it subsequent to the date of this Agreement, under any Commerce Agreement.

(c) Cygne shall promptly notify Commerce of:

(i) any event or occurrence not in the ordinary course of business of Cygne which could reasonably be expected to have a Material Adverse Effect on Cygne; or

(ii) any notice of, or other communications relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it subsequent to the date of this Agreement, under any material contract of Cygne.

(d) No notification under this Section 6.5 shall affect the representations, warranties or obligations of the parties or the conditions to the obligations of the parties hereunder, or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 6.6 Expenses; Sales and Transfer Taxes.

(a) Except as specifically set forth otherwise in this Agreement all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including attorneys’ fees and accounting fees) shall be paid by the party incurring such expense and no expenses incurred by Commerce or any Member in connection with the transactions contemplated hereby shall be an Assumed Liability.

(b) Commerce shall pay all sales and other transfer Taxes arising out of the transactions contemplated by this Agreement, if any.

Section 6.7 Updated Financial Statements. As soon as available and in any event within seven (7) business days after the Closing Date, Commerce shall deliver to Cygne a balance sheet and related statements of operations and cash flows of the Acquired Business (i)

for the fiscal year ended December 31, 2004, (ii) the six months ended June 30, 2005 and (iii) if requested by Cygne, for the fiscal years ended December 31, 2002 and 2003, all of which shall satisfy the requirements of Regulation S-X under the Securities Act in respect of the Current Report on Form 8-K required to be filed by Cygne under Item 2.01 of such Form with respect to the purchase of the Assets and the transactions contemplated hereby, as well as the Registration Statement on Form S-1 to be filed in accordance with the Registration Rights Agreement.

Section 6.8 Tax Matters.

(a) (i) All Tax Returns relating to Commerce’s ownership of the Assets and the conduct of the Acquired Business for any period ending on or before the date hereof shall be prepared and filed on a timely basis, (ii) all Taxes relating, in whole or in part, to Commerce’s ownership of the Assets and the conduct of the Acquired Business for any period ending on or before the date hereof shall be paid when due, and (iii) Commerce shall not consent, without the prior written consent of Cygne, which consent shall not be unreasonably withheld, to any change in the treatment of any item that would affect the Tax liability of Cygne for a period subsequent to the Closing Date.

(b) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Commerce when due, and Commerce and the Members will, at their expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Cygne will join in the execution of any such Tax Returns and other documentation. Commerce shall file all such Tax Returns and other documentation with, and shall pay all such Taxes and fees to, the applicable Governmental Entity on or prior to the date such Tax Returns and other documentation are required to be filed and such Taxes and fees are required to be paid.

Section 6.9 Employee Matters.

(a) Commerce shall terminate the employment of all employees of the Acquired Business listed in Section 6.9(a) of the Commerce Disclosure Schedule (the “Employees”), effective as of the Employment Transition Date.

(b) Effective as of the Employment Transition Date, Cygne shall offer employment to all of the Employees in substantially the same positions and salaries or wage levels, as the case may be, as the Employees enjoyed while employed with Commerce immediately prior to the Employment Transition Date. Each Employee who accepts such offer and becomes an employee of Cygne shall be considered a “Hired Employee” as of the Employment Transition Date or date of hire, if later. Cygne’s offer of employment to be made pursuant to this Section 6.9(b) shall be at each Hired Employee’s existing salary or wage levels, as applicable, and employment position, each as set forth in Section 6.9(b) of the Commerce Disclosure Schedule, and Cygne shall recognize and give credit for the past service of each Hired Employee while employed with Commerce, as set forth in Section 6.9(b) of the Commerce Disclosure Schedule, for purposes of such Hired Employee’s eligibility and vesting (but not benefit accrual) in any pension, savings, severance, vacation, health and welfare, disability benefits, and other employee benefit plans of Cygne (other than equity compensation plans, programs or grants). Effective as of the Employment Transition Date, Commerce shall pay the Employees for accrued but unpaid salaries, wages and vacation and sick pay through the Employment Transition Date. Commerce shall be responsible for providing any and all notices and making any and all filings required by the Worker Adjustment and Retraining Notification Act or any similar state or local Legal Provision as a result of the transaction contemplated by this Agreement and shall indemnify, hold harmless and defend Cygne from any claims against Commerce under such Legal Provisions as a result of the consummation of the transaction contemplated by this Agreement.

(c) Notwithstanding anything to the contrary contained herein, Cygne does not and will not assume the sponsorship of, the responsibility for contributions to, or any liability under or in connection with, any Commerce Employee Plan. Without limiting the foregoing, Commerce shall remain solely responsible for all liabilities relating to or arising in connection with (i) the requirements of Section 4980B of the Code to provide continuation of health care coverage under any Commerce Employee Plan in respect of Hired Employees and their qualified beneficiaries arising as a result of qualifying events that occur on or before the Closing Date and (ii) claims for workers’ compensation benefits by Hired Employees arising in connection with any occupational injury or disease occurring or existing on or prior to the Closing Date.

(d) During the one year period commencing on the Employment Transition Date, Cygne shall offer a 401(k) plan and group health, dental, life insurance and long- term disability plans (collectively, “Cygne Employee Plans”) to the Hired Employees that are in the aggregate comparable to the corresponding Commerce plans in which the Hired Employees participated immediately prior to the date hereof, provided that, with respect to Hired Employees whose principal place of employment is in New York, Cygne may, instead, provide group health and dental benefits under Cygne’s existing group health and dental plans. Cygne agrees to use its reasonable best efforts to adopt and establish the Cygne Employee Plans as soon as practicable after the date hereof. Commerce shall cooperate with, and provide reasonable assistance to, Cygne in adopting and establishing the Cygne Employee Plans. The Hired Employee’s employment with Cygne shall be effective on such date, as soon as reasonably practicable following the date on which Cygne shall have adopted and established the Cygne Employee Plans, as Cygne and Commerce shall reasonably agree (the “Employment Transition Date”). The parties agree that the Hired Employees will remain in the employment of Commerce until the Employment Transition Date (the “Employment Transition Period”) but will perform services and continue to devote all of their time to the Acquired Business during the Employment Transition Period. During the Employment Transition Period, Commerce shall employ the Employees on the same terms and conditions of employment (including compensation, benefits, positions and job locations) as in effect on the date hereof. Cygne agrees to reimburse Commerce, on a monthly basis, for all reasonable costs and expenses incurred by Commerce in connection with any such Hired Employee during the Employment Transition Period, excluding any costs and expenses associated with severance or equity or equity-based compensation benefits provided by Commerce during the Employment Transition Period, if any. Cygne further agrees that, to the extent allowable under Section 401(k) of the Code and regulations issued thereunder, Cygne will cause its 401(k) plan to be established under this Section 6.9(d) (“Cygne’s 401(k) Plan”) to accept rollovers or direct rollovers of “eligible rollover distributions” within the meaning of Section 402(c) of the Code made with respect to the Hired Employees pursuant to Commerce’ 401(k) plan by reason of the transactions contemplated by this Agreement, provided that Commerce provides Cygne with reasonable assurances that its 401(k) plan is qualified under section 401(a) of the Code. Rollover amounts contributed to Cygne’s 401(k) Plan in accordance with this Section 6.9(d) shall at all times be 100% vested and shall be invested in accordance with the provisions of Cygne’s 401(k) Plan.

(e) At the request of Cygne with respect to any particular applicable Tax law relating to employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care or other similar Tax, Commerce and Cygne shall (i) treat Cygne as a “successor employer” and Commerce as a “predecessor employer,” within the meaning of the relevant provisions of such Tax law, with respect to Hired Employees who are employed by Cygne, and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one individual information reporting form pursuant to each such Tax law with respect to each such Hired Employee for the calendar year within which the Closing Date occurs.

(f) Upon the reasonable request of Cygne, Commerce will use all reasonable efforts to cause its employees that are not Hired Employees to make available their services, during regular business hours, to Cygne for a period of up to one year after the date hereof for the purpose of transitioning the Acquired Business to Cygne.

(g) Nothing in this Section 6.9, express or implied, shall confer upon any Hired Employee, or any legal representative or beneficiary thereof, any rights or remedies, including any right to employment or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement.

Section 6.10 Discharge of Liabilities. Following the Closing Date, Commerce agrees to discharge in accordance with their terms all Retained Liabilities, and shall have no liability for the Assumed Liabilities, which shall be the liability of Cygne. Following the Closing Date, Cygne agrees to discharge in accordance with their terms all Assumed Liabilities.

Section 6.11 Payments Received. Except as set forth herein, Commerce and Cygne each agree that after the Closing they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other party, including, without limitation, any insurance proceeds, and will account to the other for all such receipts. Notwithstanding anything herein to the contrary and without limiting the foregoing, effective upon the Closing, Commerce hereby constitutes and appoints Cygne, its successors and assigns, the true and lawful attorney of Commerce with full power of substitution, in the name of Cygne, or the name of Commerce, on behalf of and for the benefit of Cygne, to collect all items being transferred, conveyed and assigned to Cygne as provided herein, including, without limitation, all accounts receivable, to endorse, without recourse, checks, notes and other instruments in the name of Commerce, to institute and prosecute all proceedings that Cygne may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the

Assets, including all accounts receivable, although Cygne shall have no obligation to do so, to defend and compromise any and all actions, suits or proceedings in respect of any of the Assets, and to do all such acts and things in relation thereto as Cygne may deem advisable. Commerce agrees that the foregoing powers are coupled with an interest and shall be irrevocable by Commerce, directly or indirectly, whether by the dissolution of Commerce or in any manner or for any reason.

Section 6.12 Stock Incentive Plan. At the next regularly scheduled Annual Meeting of Stockholders of Cygne after the date hereof, which is expected to be in December 2005, Cygne shall propose for approval by its stockholders, a stock incentive plan (the “Plan”) providing for the grant of incentive and non-qualified stock options or shares of restricted stock to employees, officers, directors and consultants of Cygne, on such terms as Cygne and Commerce shall mutually agree. If the requisite approval of Cygne’s stockholders to adoption of the Plan is obtained, Bernard Manuel and Hubert Guez shall be ineligible to receive any portion of the initial grants made under the Plan.

Section 6.13 Amendment of Bylaws. Cygne shall, upon the Closing, take all necessary and required corporate action to ensure that its bylaws will permit stockholders holding a majority of its issued and outstanding capital stock (a) to call a meeting of the Board of Directors upon 48 hours notice to the members of the Board of Directors, and (b) subject to the requirements of SEC Regulations and the rules of any Exchange on which Cygne’s securities are then listed, to nominate directors for election at each annual meeting or to fill vacancies on the board of directors (including vacancies created by an increase in the number of directors). Cygne shall, upon the Closing, take all necessary and required corporate action to ensure that the number of directors comprising its board of directors is increased to five (5) members.

Section 6.14 Engagement of Ernst & Young LLP. Cygne shall, upon the Closing, to the extent permitted by applicable Legal Requirements and subject to the approval of Ernst & Young LLP, cause the Los Angeles offices of Ernst & Young LLP to commence the client acceptance process to become Cygne’s auditors with the intention that Ernst & Young LLP be engaged as Cygne’s auditors before October 28, 2005. Cygne shall have no responsibility if Ernst & Young LLP does not agree to serve as Cygne’s auditors.

Section 6.15 Inventory. Cygne may purchase Commerce’s inventories in connection with the Acquired Business on a cash basis, on terms mutually acceptable to Commerce and Cygne.

Section 6.16 Right to Use of Name. Notwithstanding anything to the contrary contained herein, Commerce shall have the right to use the name “Commerce Closing Company, LLC” for a reasonable period of time after the Closing, not to exceed 60 days, to assist Commerce in phasing out its use of such name in its businesses other than the Acquired Business.

Section 6.17 Commerce Obligations to Milberg Factors. Reference is made to the Guaranty Agreement, dated the date hereof relating to, among other things, Commerce’s and Guez’s obligation to guaranty the payment to Cygne of any Milberg Liabilities (as defined in such Guaranty) required to be paid by Cygne to Milberg Factors under the Milberg Guaranty (as defined in such Guaranty). Commerce and Guez hereby agree not to incur any, or increase the amount of, Obligations (as defined in such Milberg Guaranty) of Commerce to Milberg Factors which are guaranteed pursuant to the such Milberg Guaranty after the date hereof.

Section 6.18 Indemnification.

(a) Survival. The representations and warranties made by Commerce in the last two sentences of Section 3.2 and by Guez in Section 4.6 shall survive the Closing and continue in full force and effect until the first anniversary of the Closing, except as to any matters with respect to which a bona fide written claim shall have been made or action at law or in equity shall have been commenced before such date, in which event survival shall continue (but only with respect to, and to the extent of, such claim).

(b) Indemnification by Commerce and Guez. Subject to the limitations set forth in this Section 6.18, Commerce and Guez will jointly and severally indemnify and hold harmless Cygne and its officers, directors, agents, attorneys and employees, and each Person, if any, who controls or may control Cygne within the meaning of the Securities Act (excluding Guez and any group of which he is a part) (hereinafter “Indemnified Persons”) from and against any and all losses, costs, damages, penalties, fines, liabilities and expenses (including, without limitation, legal fees and expenses) arising from claims, demands, actions, causes of action, injunctions, judgments, orders or rulings (collectively, “Damages”) incurred or sustained by Indemnified Persons as a result of any inaccuracy or breach of, or any claim by a third party (including a Governmental Entity) (a “Third Party Claim”) alleging facts that, if true, would mean that Commerce has breached the representation or warranty set forth in the last two sentences of Section 3.2 and/or that Guez has breached the representation and warranty set forth in Section 4.6.

(c) Limitations on Indemnification. The aggregate indemnification obligation for Damages under this Section 6.18 shall not exceed $5,000,000; provided, however, that nothing in this Section 6.18 shall limit any liability with respect to fraud.

(d) Procedure for Indemnification. The procedure to be followed in connection with any claim for indemnification by Indemnified Persons under this Section 6.18 is set forth below:

(i) Notice. Whenever any Indemnified Person shall have received notice that a claim has been asserted or threatened against such Indemnified Person, which, if valid, would subject Commerce or Guez (the “Indemnifying Parties”) to an indemnity obligation under this Agreement, the Indemnified Person shall promptly notify the Indemnifying Parties of such claim except that such notice shall be given to the Indemnifying Parties within such time as may be reasonably necessary to allow the Indemnifying Parties to respond to any pleading or other document to which a timely response is required; provided, however, that failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties of their indemnification obligations hereunder, except to the extent the Indemnifying Parties are actually prejudiced thereby. Any such notice must be made to the Indemnifying Parties not later than the expiration of the applicable survival period specified in Section 6.18(a) above.

(ii) Defense of a Third Party Claim. (1) If any third party shall notify any Indemnified Person with respect to any Third Party Claim that may give rise to a claim for indemnification against the Indemnifying Parties under this Section 6.18, the Indemnifying Parties will have the right, but not the obligation, to assume the defense of the Third Party Claim with counsel of their choice reasonably satisfactory to the Indemnified Person so long as (A) the Indemnifying Parties notify the Indemnified Person in writing within ten business days after the Indemnified Person has given notice of the Third Party Claim that the Indemnifying Parties will indemnify the Indemnified Person from and against the entirety of any Damages the Indemnified Person may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim, (B) the Indemnifying Parties provide the Indemnified Person with evidence reasonably acceptable to the Indemnified Person that the Indemnifying Parties will have the financial resources to defend against the Third Party Claim and fulfill their indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Person, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Person, and (E) the Indemnifying Parties conduct the defense of the Third Party Claim actively and diligently.

(2) So long as the Indemnifying Parties are conducting the defense of the Third Party Claim in accordance with Section 6.18(d)(ii)(1), (A) the Indemnified Person may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Person will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Parties (not to be withheld, delayed or conditioned unreasonably), and (C) the Indemnifying Parties will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Person (not to be withheld, delayed or conditioned unreasonably).

(3) In the event the Indemnifying Parties fail to assume the defense of a Third Party Claim or any of the conditions in Section 6.18(d)(ii)(1) is or becomes unsatisfied after written notice has been provided to the Indemnifying Parties and the Indemnifying Parties fail to cure the matter unsatisfied (such cure period to be no more than ten (10) days or such lesser period if after such 10 day period the Indemnified Person would be prejudiced in the defense of such Third Party Claim), then (A) the Indemnified Person may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Person need not consult with, or obtain any consent from, any Indemnifying Parties in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Person promptly and periodically for the reasonable costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Damages the Indemnified Person may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 6.18. Regardless of the party who defends against such Third Party Claim, the other party agrees to cooperate in good faith with the defending party.

ARTICLE VII

CONDITIONS TO OBLIGATION TO CLOSE

Section 7.1 Conditions to the Obligations of Cygne. The obligations of Cygne to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Cygne:

(a) Third Party Consents. All filings, licenses, consents, authorizations, waivers and approvals that are required to be made or obtained for the consummation of the transactions contemplated by this Agreement and for the conduct of the Acquired Business and operation thereof after the Closing, including, without limitation, the assignment of the Commerce Agreements constituting part of the Assets (but excluding any assignment of the Showroom Leases, which shall be governed by Section 7.1(h) below), will have been duly made and obtained without conditions or requirements that are materially adverse to Cygne or the Acquired Business, or Cygne shall have entered into new agreements with the current customers and other Persons having a business relationship with Commerce on terms substantially similar to the existing agreements.

(b) Consents of Governmental Entities. All necessary or desirable consents, rulings and approvals of Governmental Entities shall have been obtained.

(c) Opinion of Delaware Counsel. Cygne shall have received an opinion of its counsel, in form and substance satisfactory to Cygne, that the approval of Cygne’s stockholders to the transactions contemplated hereby is not required under the General Corporation Law of the State of Delaware.

(d) Supply Agreement. Cygne shall have entered into a supply agreement with AZT International, an Affiliate of Commerce, in form and substance satisfactory to Cygne (the “Supply Agreement”).

(e) Stock Transfer Restriction Agreement. Bernard Manuel and Cygne shall have entered into a stock transfer restriction agreement in substantially the form attached hereto as Exhibit 7.1(e) (the “Transfer Restriction Agreement”).

(f) Restrictive Covenant Agreement. Guez and Cygne shall have entered into a restrictive covenant agreement in substantially the form attached hereto as Exhibit 7.1(f) (the “Restrictive Covenant Agreement”).

(g) Fairness Opinion. Cygne’s Board of Directors shall have received an opinion from Sanders Morris Harris, LLC, in form and substance satisfactory to Cygne’s Board of Directors, to the effect that the transactions contemplated by this Agreement are fair to Cygne’s stockholders from a financial point of view.

(h) Lease. Commerce shall have duly assigned the Showroom Leases (and all and the related lease deposit (the “Showroom Leases Deposit”) to Cygne (or its designee) on terms reasonably satisfactory to Cygne.

(i) Milberg Factors Agreement. Milberg Factors, Inc. (“Milberg Factors”) shall have entered into a factoring agreement with Cygne on substantially the terms of the factoring agreement between Milberg Factors and Commerce in connection with the Acquired Business, without conditions or requirements that are materially adverse to Cygne or the Acquired Business, and Guez shall have agreed in writing to guarantee such agreement up to $1,000,000, to the extent required by Milberg Factors.

(j) FIRPTA Certificate. Cygne shall have received from Commerce a duly executed certificate in the form specified by Treasury Regulation Section 1.1445-2(b)(2).

(k) Distribution Agreement. Cygne or its designee shall have entered into a distribution agreement (the “Distribution Agreement”) with Commerce, in substantially the form attached hereto as Exhibit 7.1(k).

(l) Other Matters. All actions to be taken by Commerce and the Members in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Cygne.

Section 7.2 Conditions to Obligations of Commerce. The obligations of Commerce to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by Commerce:

(a) Consents of Governmental Entities. All necessary or desirable consents, rulings and approvals of Governmental Entities shall have been obtained.

(b) Registration Rights Agreement. Cygne shall have entered into a registration rights agreement with Commerce in substantially the form attached hereto as Exhibit 7.2(b) (the “Registration Rights Agreement”).

(c) Transfer Restriction Agreement. Bernard Manuel, Cygne and Commerce shall have entered into the Transfer Restriction Agreement.

(d) Distribution Agreement. Cygne or its designee shall have entered into the Distribution Agreement.

(e) Security Agreement. Cygne shall have entered into a security agreement with Commerce in substantially the form attached hereto as Exhibit 7.2(e) (the “Security Agreement”).

(f) Other Matters. All actions to be taken by Cygne in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Commerce.

ARTICLE VIII

AMENDMENT AND WAIVER

Section 8.1 Amendment. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all parties hereto.

Section 8.2 Extension, Waiver. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 No Survival of Representations and Warranties. All representations and warranties made by Commerce, the Members, Cygne herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall terminate at the Closing, other than as set forth in Section 6.18(a) and other than the representations and warranties contained in Sections 3.25, 4.8 and 5.12 of this Agreement, which shall survive the Closing.

Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered if delivered personally (upon receipt), or three (3) business days after being mailed by registered or certified mail, postage prepaid (return receipt requested), or one (1) business day after it is sent by commercial overnight courier service, or upon transmission, if sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to Cygne:	Cygne Designs, Inc.
11 West 42nd Street
New York, NY 10036
Attention: Bernard Manuel
Fax: (203) 454-5780

With a copy to (which shall
not constitute notice):	Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, New York 10103
Attention: Paul Jacobs, Esq.
Fax: (212) 318-3400

If to Commerce:	Commerce Clothing Company LLC
5804 E. Slauson Avenue
Commerce, California 90040
Attention: Hubert Guez
Fax: (323) 728-1641

If to Members:	Hubert Guez
5804 E. Slauson Avenue
Commerce, California 90040
Attention: Hubert Guez
Fax: (323) 728-1641

Section 9.3 Definitions. For purposes of this Agreement:

(a) an “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

(b) “Code” means the Internal Revenue Code of 1986, as amended;

(c) “Commerce Employee Plan” means each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, retention, change in control, relocation, repatriation, expatriation, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits or other benefits whether written or unwritten, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or during the past six years has been sponsored, maintained, contributed to or required to be contributed to by Commerce or any trade or business (whether or not incorporated) which is or, at any relevant time, was treated as a single employer with Commerce within the meaning of Section 414(b), (c), (m) or (o) of the Code (an “ERISA Affiliate”), for the benefit of any Person who performs or who has performed services for the Acquired Business or with respect to which Commerce or any ERISA Affiliate has or may have any liability (including contingent liability) or obligation.

(d) “Contract” means any agreement, commitment, arrangement, understanding or other contract;

(e) “Indebtedness” means, with respect to any Person, and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person, and whether or not contingent, but without duplication, (i) all obligations for borrowed money, whether current, funded, or secured or unsecured, and every obligation of such Person evidenced by bonds, debentures, notes or similar instruments, (ii) all indebtedness for the deferred purchase price of assets or services, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of such Person or the lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all indebtedness secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (v) any liability in respect of banker’s acceptances or letters of credit or similar facilities, (vi) all sales by such Person of (1) accounts or general intangibles for money due or to become due, (2) chattel paper, instruments or documents creating or evidencing a right to payment of money or (3) other receivables, whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, (vii) every obligation of such Person to purchase, redeem, retire or otherwise acquire for value any equity interests issued by such Person or any rights measured by the value of such equity interests, (viii) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices, (ix) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law, and (x) all obligations, contingent or otherwise, guaranteeing or having the economic effect of guaranteeing or otherwise acting as surety for, any obligation of the type referred to in clauses (i) through (ix) above (the “primary obligation”) of another Person (the “primary obligor”) in any manner, whether directly or indirectly and including, without limitation, any obligation of such Person (1) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (2) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (3) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation;

(f) “Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all URLs, websites and domain names, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation) other than off-the-shelf “shrink-wrap” software, (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

(g) any reference to the “knowledge” of Cygne means such party’s actual knowledge after reasonable inquiry of officers, directors, managers and other employees of such party reasonably believed to have knowledge of such matters; any reference to the “knowledge” of Commerce means actual knowledge of Hubert Guez, Tricia Landry, Ben Vargas, Gary Bader and Gloria Ng.

(h) any reference to any event, change, condition or effect being “material” with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities;

(i) “Material Adverse Effect” means, with respect to any Person (assuming for purposes of this definition that the Acquired Business is a Person), any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that is materially adverse to the business, financial condition, results of operations or prospects of such Person and its subsidiaries, taken as a whole, or which would prevent or materially delay the consummation of the transactions contemplated hereby; but shall not be deemed to include any changes resulting from general economic, regulatory or political conditions that do not affect such Person disproportionately compared to other Persons operating in the same industry;

(j) “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

(k) “Showrooms” means Commerce’s two New York showrooms located on the fourth floor at 215 W. 40th Street, New York, New York.

(l) “Subsidiary” means, with respect to any Person, any Person of which such party or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the Board of Directors or other governing body of such Person.

(m) “Transaction Documents” shall mean this Agreement, the Registration Rights Agreement, the Promissory Note, the Bill of Sale, the Assumption Agreement, the Supply Agreement, the Transfer Restriction Agreement, the Distribution Agreement, the Restrictive Covenant Agreement and the Security Agreement.

Section 9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 9.5 Entire Agreement; Non-assignability; Parties in Interest. This Agreement, the Confidentiality Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits and the Schedules (including the Commerce Disclosure Schedule and Cygne Disclosure Schedule), (a) constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including that certain letter of intent by and between Commerce and Cygne, dated as of May 20, 2005, (b) are not intended to confer upon any other Person any rights or remedies hereunder, and (c) shall not be assigned by operation of law or otherwise without the written consent of the other party; provided, however, that Cygne may, without the consent of Commerce or the Members, (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its

Affiliates to perform its obligations hereunder and (iii) assign its rights to indemnification under this Agreement upon a sale or transfer of Cygne or all or substantially all of the assets of Cygne. Any assignment by Cygne pursuant to this Section 9.5. will not relieve it from any of its obligations hereunder. Each party represents and warrants that it has been afforded a full and fair opportunity to undertake whatever investigation(s) such party deemed necessary or appropriate in order for such party to enter into this Agreement. Each party acknowledges that no other party (and no person purporting to act on behalf of any other party) has made any promise, representation or warranty not contained herein to induce execution of this Agreement and each party represents and warrants that it has not executed this Agreement in reliance upon (a) any promise, representation or warranty not contained herein, or (b) any fact or state of facts not expressly recited herein. Each party has conducted such investigation as it deemed necessary prior to execution this Agreement, waives and deems unnecessary any further investigation, inquiry or knowledge, and expressly assumes the risk of any mistake of fact with regard to the making of this Agreement.

Section 9.6 Severability. In the event that any provision of this Agreement, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 9.7 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

Section 9.8 Governing Law. Each party hereto hereby irrevocably submits and consents to the jurisdiction of any California state or federal court located in Los Angeles County over any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such California state or federal court. Each party hereto irrevocably consents to the service of any and all process in any such action or proceeding by the hand delivery or mailing of copies of such process to it at its address specified herein. Nothing in this Section 9.8 shall affect the right of any party hereto to serve legal process in any other manner permitted by law or affect the right to bring any action or proceeding against the other or its property in the courts of any other jurisdiction in which any violation of this Agreement occurs. Each party hereto intends to and does hereby confer upon such court the power to exercise personal jurisdiction over it to enforce the covenants contained herein upon the courts of any jurisdiction within the geographical scope of such covenants.

Section 9.9 Waiver of Jury Trial.

(a) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO

INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(b) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.9.

Section 9.10 Effect of Due Diligence. No investigation by or on behalf of Cygne into the business, operations, prospects, assets or condition (financial or otherwise) of the Acquired Business shall diminish in any way the effect of any representations or warranties made by Commerce and the Members in this Agreement or shall relieve Commerce or the Members of any of their obligations under this Agreement. No investigation by or on behalf of Commerce of the Members into the business, operations, prospects, assets or condition (financial or otherwise) of Cygne Group shall diminish in any way the effect of any representations or warranties made by Cygne in this Agreement or shall relieve Cygne of any of their obligations under this Agreement.

Section 9.11 Rules of Construction. The captions in this Agreement, including, without limitation, specific section number references included in the Commerce Disclosure Schedule, are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including, without limitation. Any reference in this Agreement to a “day” or number of “days” (without the explicit qualification of “business”) shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day. References to the term “business day” shall mean any day which is not a Saturday, Sunday or day on which banks in New York, New York are authorized or required by law to close. The disclosure of any matter in the Commerce Disclosure Schedule hereto shall expressly not be deemed to constitute an admission by Cygne, the Members or Commerce, or to otherwise imply, that any such matter is material for the purposes of this Agreement. The mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The parties have participated jointly, and have been represented by counsel, in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

Section 9.12 Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

Section 9.13 No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date set forth above.

COMMERCE CLOTHING COMPANY LLC

By:	/s/ Hubert Guez
Name:	Hubert Guez
Title:	Manager

/s/ Hubert Guez
Hubert Guez

215 GZ PARTNERS

By:	/s/ Hubert Guez
Name:	Hubert Guez
Title:

GUEZ LIVING TRUST DATED DECEMBER 6, 1996

By:	/s/ Hubert Guez
Name:	Hubert Guez
Title:	Trustee

GRIFFIN JAMES ARON GUEZ IRREVOCABLE TRUST DATED JANUARY 1, 1996

By:	/s/ Marguerite Ester Guez
Name:	Marguerite Ester Guez
Title:	Trustee

STEPHAN AVNER FELIX GUEZ IRREVOCABLE TRUST DATED JANUARY 1, 1996

By:	/s/ Stephan Guez
Name:	Stephan Guez
Title:	Trustee

CYGNE DESIGNS, INC.

By:	/s/ Bernard Manuel
Name:	Bernard Manuel
Title:	CEO